  (11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE




                                                                             For the                    For the
                                                                          Three Months Ended         Six Months Ended
                                                                               June 30,                    June 30,
                                                                        ----------------------     -------------------------
                                                                          1995         1994           1995           1994
                                                                        ---------   ----------     ---------      -----------
Primary
  Average shares outstanding                                            2,708,838    2,693,100      2,707,946       2,695,834
                                                                        =========   ==========     =========      ===========

Net Income/(Loss)                                                        $674,000    ($284,000)    $1,243,000     ($1,243,000)
                                                                        =========   ==========     =========      ===========

Primary
Net Income/(Loss) per share                                                 $0.25       ($0.11)         $0.46          ($0.46)
                                                                        =========   ==========     =========      ===========



Common stock options are not included in earnings per share computations since their effect is not significant or is antidilutive.